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                                                                   EXHIBIT 11.1

                          INCYTE PHARMACEUTICALS, INC.

                   STATEMENT RE COMPUTATION OF LOSS PER SHARE
                    (In thousands, except per share amounts)

                                                         Three Months Ended
                                                              March 31,
                                                        --------------------
                                                         1997            1996
                                                        ------          ------
Primary Earnings Per Share
--------------------------
Weighted average common shares outstanding
  during the period                                     10,455          10,034

Adjustment for dilutive effect of outstanding
  stock options                                            998               -
                                                        ------          ------

Weighted average common and common
  equivalent shares used for primary earnings
  (loss) per share                                      11,453          10,034
                                                        ======          ======
Net income (loss)                                          981          (2,038)
                                                        ======          ======
Net income (loss) per share                              $0.09          ($0.20)
                                                        ======          ======

Fully Diluted Earnings Per Share
--------------------------------

Weighted average common shares outstanding
  during the period                                     10,455          10,034

Adjustment for dilutive effect of outstanding
  stock options                                            998               -
                                                        ------          ------
Weighted average common and common
  equivalent shares used for fully diluted earnings
  (loss) per share                                      11,453          10,034
                                                        ======          ======
Net income (loss)                                          981          (2,038)
                                                        ======          ======
Net income (loss) per share                              $0.09          ($0.20)
                                                        ======          ======